Exhibit 16.2
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Letterhead of S. W. Hatfield, CPA
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December 20, 2007


Board of Directors
Epicus Communications Group, Inc.
610 Crescent Executive Court, Suite 300
Lake Mary, FL 32746-2113


     RE:  SEC File #: 000-17058
     CIK #800401


Gentlemen:


Pursuant to the partner rotation rules and requirements of both the
U. S. Securities and Exchange Commission and Sarbanes-Oxley Act of 2002; we wish to inform you that the certified public accounting firm of S. W. Hatfield, CPA is unable to continue as your auditors, effective immediately.

Accordingly, we hereby tender our resignation as the auditor of record for Epicus Communications Group, Inc. (Company) (SEC File #000-17058, CIK #800401).

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Epicus Communications Group, Inc. (Company) (SEC File #000-17058, CIK #800401) have ceased.

Yours truly,
S. W. HATFIELD, CPA

/s/ Scott W. Hatfield
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Scott W. Hatfield, CPA

SWH/

     cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC 20549